Exhibit 4.10

PURCHASE WARRANT

Issued to:

PAULSON INVESTMENT COMPANY, LLC

Exercisable to Purchase

Units of Common Stock and Warrants

of

Propell Technologies Group, Inc.

Warrant No. ______

Void after August 8, 2019

THIS WARRANT HAS NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933

AND IS NOT TRANSFERABLE

EXCEPT AS PROVIDED HEREIN.

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after the Issue Date and on or before the fifth anniversary of the Issue Date, up to 1,102,999 Units (hereinafter defined) at the per share Exercise Price (hereinafter defined).

This Warrant Certificate is issued subject to the following terms and conditions:

1.           Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)          "Cashless Exercise" means an exercise of a Warrant in which, in lieu of payment of the Exercise Price in cash, the Warrantholder elects to receive a lesser number of Securities in payment of the Exercise Price, as determined in accordance with Section 2(b).

(b)          "Closing Date" means the date or dates on which a closing under the Offering occurs.

(c)          "Commission" means the Securities and Exchange Commission.

(d)          "Common Stock" means the common stock, $.001 par value, of the Company.

(e)          "Company" means Propell Technologies Group, Inc., a Delaware corporation.

(f)           “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any new Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such new Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Unit so indicated by the holder hereof to be purchased.

(g)          "Exercise Price" means the price at which the Warrantholder may purchase one Unit (consisting of one share of Common Stock and one-half of one warrant) or other Securities upon exercise of a Warrant as determined from time to time pursuant to the provisions hereof, multiplied by the number of Securities as to which the Warrant is being exercised. The initial Exercise Price is $0.15 per Unit.

(h)          "Issue Date" means the Closing Date on which this Warrant is issued.

(i)           "Offering" means the private offering of shares of Common Stock and warrants made pursuant to the Stock Purchase Agreement and the Placement Agent Agreement.

(j)           "Placement Agent Agreement" means that certain Placement Agent Agreement, dated April 15, 2014, between the Company, Paulson Investment Company, Inc. (now Paulson Investment Company, LLC).

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(k)          "Rules and Regulations" means the rules and regulations of the Commission adopted under the Securities Act.

(l)           "Securities" means the Common Stock and Unit Warrants obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

(m)         "Securities Act" means the Securities Act of 1933, as amended.

(n)          “Stock Purchase Agreement" means the agreement pursuant to which the Company sold Units to the investors in the Offering.

(o)          “Units” means one share of the Company’s Common Stock and one-half of one warrant to purchase one additional share of Common Stock.

(p)          “Unit Warrant” means the warrant component of the Unit issuable upon exercise of this Warrant, which entitles the holder to purchase, together with a second Unit Warrant, one additional share of Common Stock at $0.25 per share.

(q)          "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

(r)          "Warrant Certificate" means a certificate evidencing the Warrant.

(s)          "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is Paulson Investment Company, LLC.

2.           Exercise of Warrant.

(a)          All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing on the Issue Date and ending at 5:00 p.m. Pacific Time on August 8, 2019 (the "Expiration Date") by surrendering this Warrant Certificate, together with the Exercise Price and appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 1701 Commerce Street, Houston, Texas 77002, Attention: John Huemoeller; or at such other office or agency as the Company may designate.

(b)          In addition to and without limiting the rights of the Warrantholder under the terms of this Warrant, the Warrantholder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock and Unit Warrants as provided in this Section 2(b) at any time or from time to time during the Exercise Period by delivering notice in accordance with Section 2(a). Upon exercise of the Conversion Right with respect to all or a specified portion of the Units subject to this Warrant (the “Pre-Converted Warrant Units”), the Company shall deliver to the Warrantholder that number of Common Stock and Unit Warrants equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be equal to (A) the aggregate Fair Market Value (as defined below) of the Pre-Converted Warrant Units issuable upon exercise of this Warrant on the Exercise Date less (B) the aggregate Exercise Price of such Pre-Converted Warrant Units immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one share of Common Stock on the Exercise Date. For purposes of this calculation, the Unit Warrants shall be disregarded and full value shall be attributable to the share component of the Unit.

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Expressed as a formula, such conversion shall be computed as follows:

X = (A-B)
Y

where	X =	the number of Units to be issued to the Holder pursuant to this Section 2(b).

	Y =	the Fair Market Value (as defined below) of one Warrant Share.

	A =	the aggregate fair market value of the Pre-Converted Warrant Shares at the time the Conversion Right is elected pursuant to this Section 1(b) (i.e., Fair Market Value (as defined below) per Warrant Share x Pre-Converted Warrant Shares).

	B =	aggregate the Exercise Price of the Pre-Converted Warrant Shares (i.e., Exercise Price x Pre-Converted Warrant Shares).

For purposes of the provisions of this Warrant requiring a determination in accordance with this Section 1(b), “Fair Market Value” as of a particular date (the “Determination Date”) shall mean (i) for any security if such security is traded on a national securities exchange (an “Exchange”), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices of the security on each of the last five trading days prior to the Determination Date reported on such Exchange, (ii) for any security that is not traded on an Exchange but that is quoted on an electronic quotation system, the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices reported on such electronic quotation system on each of the last five trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation, for a total of five trading days) prior to the Determination Date, or (iii) for any security or any other asset, if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary.

(c)          Subject to the provisions below, upon receipt of notice of exercise, the Company shall promptly prepare or cause the preparation of certificates for the Common Stock and Unit Warrants to be received by the Warrantholder upon completion of the Warrant exercise. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Securities, as of the date of receipt by the Company of (a) available funds in cash in payment of the Exercise Price, or (b) notice of Cashless Exercise.

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(d)          If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.

(e)          Notwithstanding the foregoing, in no event shall such Securities be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law.

3.           Adjustments in Certain Events. The number, class, and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)          If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

(b)          In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrantholder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrantholder would have been entitled if, immediately prior to such event, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

(c)          When any adjustment is required to be made in the number of Units, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such Units or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such Units or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within 30 days after the date of the event giving rise to the adjustment.

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(d)          No fractional Units or other Securities will be issued in connection with the exercise of the Warrant, and the number of Units to be issued shall be rounded to the nearest whole number.

(e)          If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(e).

(f)           Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Units or any other Securities purchasable upon exercise of the Warrant.

4.           Reservation of Securities. The Company agrees that the number of shares of Common Stock and warrants or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will, at all times during the term of the Warrant, be reserved for issuance.

5.           Validity of Securities. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms and, upon payment of the Exercise Price, will be fully paid and non-assessable. The Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

6.           Transferability. This Warrant Certificate and the Warrant may be transferred to sub-agents in the Offering as contemplated in the Placement Agent Agreement or to individuals who are partners, officers, employees or other representatives of the Placement Agent or any sub-agent. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

7.           Securities Act Compliance. The Warrantholder hereby represents: (a) that this Warrant and any Common Stock and Unit Warrants to be acquired by the Warrantholder on exercise of the Warrant will be acquired for investment for the Warrantholder's own account and not with a view to the resale or distribution of any part thereof, and (b) that the Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. In addition, unless the issuance of the Securities shall have been registered under the Securities Act, as a condition of its delivery of certificates for the Common Stock and Unit Warrants, the Company may require the Warrantholder to deliver to the Company, in writing, representations regarding the Warrantholder's sophistication, investor status, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each certificate representing the Securities a legend substantially in the following form, the terms of which are agreed to by the Warrantholder:

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"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

8.           No Rights as a Stockholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

9.           Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail, including by e-mail; and if served will be addressed as follows:

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If to the Company:	Propell Technologies Group, Inc. 1701 Commerce Street Houston, Texas 77002 Attention: John Huemoeller Telephone: (713) 227-0480 Facsimile: (713) 513-5700
with a copy to:	Gracin & Marlow, LLP 405 Lexington Avenue, 26th Floor New York, New York 10174 Attention: Leslie Marlow, Esq. Telephone: (212) 907-6457 Facsimile: (212) 208-4657
If to the Warrantholder:	at the address furnished by the Warrantholder to the Company for notice purposes.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by e-mail must be accompanied by confirmation of receipt, and will be deemed effectively given upon confirmation of such receipt. Any party may by written notice to the other specify a different address for notice purposes.

10.         Applicable Law. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

Dated as of August 8, 2014.

PROPELL TECHNOLOGIES GROUP, INC.

By:
	Name:	John Huemoeller
	Title:	President and Chief Executive
Officer

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Exhibit A

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase Units under the foregoing Warrant)

To PROPELL TECHNOLOGIES GROUP, INC.:

[CHECK PARAGRAPH THAT APPLIES]

☐         In accordance with Section 2(a) of the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ Units (as defined in the Warrant) of Propell Technologies Group, Inc., a Delaware corporation and encloses herewith $____________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of Units to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

- OR -

☐         In accordance with the Section 1(b) of the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to convert such Warrant into ___________ Units by cashless exercise pursuant to Section 1(b) of the Warrant. Also enclosed is documentation supporting the calculation of such number of Units to which this Form of Election to Purchase relates. As provided in the Warrant, for purposes of this cashless conversion right, no value is attributable to the Unit Warrant component of the Units.

The undersigned requests that certificates for the shares of Common Stock and Unit Warrants issuable upon this exercise be issued in the name of                                                                                                                                                .

PLEASE INSERT SOCIAL SECURITY
OR TAX IDENTIFICATION NUMBER

(Please print name and address)

A - 1

If the number of Units issuable upon this exercise shall not be all of the Units that the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the Units not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

The undersigned understands, agrees and recognizes that:

(a)          No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Securities.

(b)          All certificates evidencing the shares of Common Stock and Unit Warrants, if any, may bear a legend substantially similar to the legend set forth in Section 7 of the Warrant regarding resale restrictions.

Dated:_____________________, 201___

Name of Holder:

(Print)_____________________________

(By:)______________________________
(Name:)____________________________
(Title:)_____________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

A - 2

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

[To be completed and executed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto                                                                                                                                                                                                                              the right represented by the within Warrant to purchase                                      Units (as defined in the Warrant) of Propell Technologies Group, Inc., a Delaware corporation, to which the within Warrant relates and appoints                                                                                                               attorney to transfer said right on the books of Propell Technologies Group, Inc. with full power of substitution in the premises.

Dated: _______________, 201__

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee